Exhibit 99.1

STEMONIX, INC.

BALANCE SHEETS

(unaudited)

(Shares and USD in Thousands)

	As of September 30,	As of December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$1,955	$315
Accounts and other receivables	403	230
Inventory	390	372
Prepaid expenses and other current assets	253	311
Total current assets	$3,001	$1,228
Non-current assets:
Fixed assets, net	1,119	1,589
Right-of-use asset, net	1,203	1,200
Deposits	133	176
Total non-current assets	$2,455	$2,965
TOTAL ASSETS	$5,456	$4,193

LIABILITIES, TEMPORARY EQUITY AND COMMON STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,132	$422
Accrued expenses	297	153
Obligations under operating leases, current portion	468	508
Obligations under finance leases, current portion	20	76
Current portion of long-term debt	42	-
Other current liabilities	82	90
Total current liabilities	$2,041	$1,249
Non-current liabilities:
Obligations under operating leases, less current portion	754	717
Share settlement obligation derivative	1,340	-
Long-term debt	6,379	83
Total liabilities	$10,514	$2,049

Commitments and contingencies
Temporary equity:
Series A Convertible Preferred stock, $0.0001 par value; 4,700 shares authorized, and 4,612 and 4,612 issued and outstanding, respectively, as of September 30, 2020 and December 31, 2019 (liquidation value of $11,732 and $11,732, respectively, as of September 30, 2020 and December 31, 2019)	12,356	12,356
Series B Convertible Preferred stock, $0.0001 par value; 4,700 shares authorized, and 3,504 and 3,735 shares issued and outstanding, respectively, as of September 30, 2020 and December 31, 2019 (liquidation value of $15,786 and $17,055, respectively, as of September 30, 2020 and December 31, 2019)	16,732	18,045
Total temporary equity	$29,088	$30,401
Common stockholders’ deficit:
Common stock, $0.0001 par value, 100,000 shares authorized, and 2,578 and 2,456 shares issued and outstanding, respectively, as of September 30, 2020 and December 31, 2019	-	-
Additional paid-in capital	1,454	1,047
Accumulated deficit	(35,600)	(29,304)
Total common stockholders’ deficit	$(34,146)	$(28,257)
TOTAL LIABILITIES, TEMPORARY EQUITY AND COMMON STOCKHOLDERS’ DEFICIT	$5,456	$4,193

The accompanying notes are an integral part of these unaudited condensed financial statements.

STEMONIX, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(Shares and USD in Thousands)

	Nine months ended September 30,
	2020	2019
Revenues:
Service	$414	$213
Product	188	186
Total revenues	$602	$399
Operating expenses:
Cost of goods sold – service	300	137
Cost of goods sold – product	560	1,239
Research and development	2,469	2,783
Selling, general and administrative	2,060	2,764
Merger related costs	1,042	-
Total operating costs and expenses	$6,431	$6,923
Loss from operations	$(5,829)	$(6,524)
Other (expense) income:
Change in fair value of share settlement obligation derivative liability	(220)	-
Interest income	-	18
Interest expense	(247)	(10)
Total other (expense) income	$(467)	$8
Loss before income taxes	$(6,296)	$(6,516)
Income tax (benefit)	-	-
Net loss	$(6,296)	$(6,516)
Net loss per common share:
Net loss per share attributable to common stock shareholders- Basic and Diluted	$(2.54)	$(2.71)
Weighted average shares outstanding:
Weighted average common shares outstanding- Basic and Diluted	2,476	2,405

The accompanying notes are an integral part of these unaudited condensed financial statements.

STEMONIX, INC.

STATEMENTS OF TEMPORARY EQUITY AND COMMON STOCKHOLDERS’ DEFICIT

(Unaudited)

(Shares and USD in Thousands)

	For the nine months ended September 30, 2020
	Series A Preferred Stock		Series B Preferred Stock		Total Temporary	Common Stock		Additional Paid-in	Accumulated	Total Common Stockholders’
	Shares	Amount	Shares	Amount	Equity	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2019	4,612	$12,356	3,735	$18,045	$30,401	2,456	-	$1,047	$(29,304)	$(28,257)
Stock-based compensation	-	-	-	-	-	-	-	170	-	170
Issuance of shares for services	-	-	5	30	30	20	-	40	-	40
Exercise of stock options	-	-	-	-	-	47	-	85	-	85
Related party note payable exchange for stock option exercise	-	-	-	-	-	12	-	26	-	26
Executives deferred compensation settled with restricted stock	-	-	-	-	-	43	-	86	-	86
Issuance of Series B Convertible Preferred shares, net of issuance costs of $41	-	-	236	1,250	1,250	-	-	-	-	-
Exchange of Series B Preferred Stock for 2020 Convertible Notes	-	-	(472)	(2,593)	(2,593)	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	(6,296)	(6,296)
Balance as of September 30, 2020	4,612	$12,356	3,504	$16,732	$29,088	2,578	-	$1,454	$(35,600)	$(34,146)

The accompanying notes are an integral part of these unaudited condensed financial statements.

STEMONIX, INC.

STATEMENTS OF TEMPORARY EQUITY AND COMMON STOCKHOLDERS’ DEFICIT

(Unaudited)

(Shares and USD in Thousands)

	For the nine months ended September 30, 2019
	Series A Preferred Stock		Series B Preferred Stock		Total Temporary	Common Stock		Additional Paid-in	Accumulated	Total Common Stockholders’
	Shares	Amount	Shares	Amount	Equity	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2018	4,612	$12,356	3,164	$15,072	$27,428	2,384	$-	$690	$(20,348)	$(19,658)
Stock-based compensation	-	-	-	-	-	-	-	189	-	189
Issuance of shares for services	-	-	-	-	-	35	-	72	-	72
Exercise of stock options	-	-	-	-	-	12	-	15	-	15

Issuance of Series B Convertible Preferred shares, net of issuance costs of $34	-	-	480	2,481	2,481	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	(6,516)	(6,516)
Balance as of September 30, 2019	4,612	$12,356	3,644	$17,553	$29,909	2,431	$-	$966	$(26,864)	$(25,898)

The accompanying notes are an integral part of these unaudited condensed financial statements.

STEMONIX, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

(Thousands in USD)

	Nine months ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(6,296)	$(6,516)
Reconciliation of net loss to net cash used in operating activities:
Depreciation expense	428	387
Amortization of operating lease right-of-use assets	370	327
Change in fair value of share settlement obligation derivative	220	-
Accretion of debt discount	116	-
Stock-based compensation	326	261
PPP loan forgiveness	(649)	-
Loss on disposal of equipment	29	-
Changes in operating assets and liabilities:
Accounts and other receivables	(173)	34
Inventory	(18)	(126)
Prepaid expenses and other current assets	101	(24)
Accounts payable	710	215
PPP loan	730	-
Obligations under operating leases	(375)	(311)
Accrued expenses and other current liabilities	135	(86)
Net cash used in operating activities	$(4,346)	$(5,839)
Cash Flows from Investing Activities:
Purchase of equipment	(6)	(376)
Proceeds from sale of equipment	17	-
Net cash provided by (used in) investing activities	$11	$(376)
Cash Flows from Financing Activities:
Issuance of shares, net of issuance costs	1,335	2,496
Convertible note proceeds, net of issuance costs	4,548	-
Proceeds from EIDL loan and repayable grant	67	-
Principal payments on obligations under finance leases	(55)	(53)
Restricted cash	-	207
Proceeds from related party notes payable	80	-
Net cash provided by financing activities	$5,975	$2,650
Net increase (decrease) in cash and cash equivalents	1,640	(3,565)
Cash and cash equivalents, beginning of the period	315	5,647
Cash and cash equivalents, end of the period	$1,955	$2,082
Supplemental disclosure of cash flow information:
Cash paid for interest	$5	$10
Cash paid for income taxes	1	2
Non-cash investing activities:
ROU assets obtained in exchange for lease obligations	$373	$1,140
Non-cash financing activities:
Series B Preferred stock exchanged for 2020 Convertible Notes	$2,593	$-
Related party note payable converted to 2020 Convertible Notes	55	-
Related party note payable exchanged for stock option exercise	26	-

The accompanying notes are an integral part of these unaudited condensed financial statements.

1.	Description of Business and Summary of Significant Accounting Policies

(a)	Description of Business

StemoniX, Inc. (the “Company”) is empowering the discovery of new medicines through the convergence of novel human biology and software technologies. StemoniX develops and manufactures high-density, at-scale human induced pluripotent stem cell (iPSC) derived neural and cardiac screening platforms for drug discovery and development. The Company was founded in April 2014 and has locations in Maple Grove, Minnesota and La Jolla, California.

(b)	Basis of Presentation

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company operates in one reportable business segment. For purposes of presentation, the Company considers itself a public business entity (“PBE”). There was no other comprehensive income or loss attributable to the nine months ended September 30, 2020 or 2019.

These unaudited condensed interim financial statements should be read in conjunction with the financial statements and accompanying notes for the year ended December 31, 2019. The unaudited condensed interim financial statements do not include all the information and footnotes required by GAAP for complete financial statements. The unaudited interim condensed financial statements have been prepared on the same basis as the audited annual financial statements and, in management’s opinion, include all adjustments consisting of normal recurring adjustments necessary for the fair statement of the Company’s financial position as of September 30, 2020 and its results of operations and cash flows for the nine months ended September 30, 2020 and 2019. The financial data and the other financial information disclosed in the notes to these financial statements related to the nine-month periods are also unaudited. The results of operations for the nine months ended September 30, 2020 and 2019 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

(c)	Cancer Genetics, Inc. Merger

On August 21, 2020, StemoniX, Inc. and Cancer Genetics, Inc. entered into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”). Cancer Genetics and the Company intend to merge a wholly owned subsidiary of Cancer Genetics (“Merger Sub”) with and into StemoniX, Inc. Upon consummation of the merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation as a wholly owned subsidiary of Cancer Genetics. For U.S. federal income tax purposes, the merger will qualify as a “reorganization”. To consummate the merger, Cancer Genetics will issue shares of Common Stock to the shareholders of the Company and amend Cancer Genetics Certificate of Incorporation based on terms of the Merger Agreement between Cancer Genetics and the Company.

Pursuant to the Merger Agreement, Cancer Genetics will acquire all the outstanding capital stock of the Company in exchange for a number of shares of its common stock with will represent approximately 78% of the outstanding common stock of Cancer Genetics, the remaining 22% the common stock will be retained by Cancer Genetics. The merger will be accounted for as a reverse acquisition with StemoniX being the accounting acquirer of Cancer Genetics. All StemoniX outstanding equity, including Series A Preferred, Series B Preferred, and common stock will be converted to Cancer Genetics equity at a ratio to be determined at close. In addition, the outstanding convertible debt will also be converted to Cancer Genetics shares at close.

During the nine-month period ended September 30, 2020, the Company incurred $1,042 of costs associated with the Cancer Genetics merger that have been reported on the statement of operations as merger related costs.

(d)	COVID -19 and the Potential Impact

On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. Many of the Company’s customers worldwide were impacted by COVID-19 and temporarily closed their facilities which impacted revenues in the first half of 2020. Further, the Company’s fund raising was negatively impacted in the first half of 2020 resulting from the COVID-19 pandemic. While the impact of the pandemic have not been as dramatic on our business in the quarter ended September 2020, the global outbreak of COVID-19 is currently rapidly expanding and evolving, and the extent to which the COVID-19 may impact the Company’s future business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

In April 2020, the Company applied for and received a $730 loan under the Payroll Protection Plan (“PPP”) as part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Under the PPP, the Company was able to receive funds for two and a half months of payroll, rent, utilities, and interest cost. In addition, the Company applied for and received a $57 Economic Injury Disaster Loan (“EIDL”) loan and a $10 grant from the Small Business Administration in connection with the COVID-19 impact on the Company’s business. This EIDL loan bears interest at 3.75% is repayable in monthly installments starting in June 2021 with a final balance due on June 21, 2050. The Company has determined that $649 of the PPP loan will be forgiven resulting in a repayment of $91, including the $10 EIDL grant, plus 1.0% interest over a two-year period commencing in November 2020.

The $649 of PPP loan forgiveness was recorded as a reduction in operating expenses in the first nine months of 2020.

The Company is actively monitoring the impact of the COVID-19 pandemic on its business, results of operations and financial condition. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition in the future is unknown at this time and will depend on future developments that are highly unpredictable.

(e)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include estimated transaction price, including variable consideration, of the Company’s revenue contracts; the useful lives of fixed assets; the valuation of derivatives, deferred tax assets, inventory, investments, notes receivable, lease liabilities and right-of-use assets, and stock-based compensation, income tax uncertainties, and other contingencies.

(f)	Revenue Recognition

The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and transfers control of the product to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products.

For service contracts, revenue is recognized over time and is generally defined pursuant to an enforceable right to payment for performance completed on service projects for which the Company has no alternative use as customer furnished compounds are added to Company plates for testing. The Company does not obtain control of the customer furnished compounds as the Company does not have the ability to direct the use. Revenue is measured by the costs incurred to date relative to the estimated total direct costs to fulfill each contract (cost-to-cost method). Incurred costs represent work performed, which corresponds with, and thereby best depicts, the transfer of control to the customer. Contract costs include labor, materials and overhead.

Contract assets primarily represent revenue earnings over time that are not yet billable based on the terms of the contracts. Contract liabilities consist of fees invoiced or paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above. As of September 30, 2020 and December 31, 2019 the Company recorded a contract asset of $72 and $0, respectively, which is included in prepaid expenses and other current assets.

(g)	Newly Adopted Accounting Pronouncements

In November 2019, the FASB issued ASU 2019-08, “Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements—Share-Based Consideration Payable to a Customer”, which clarifies that share-based consideration payable to a customer is measured under stock compensation guidance. Under ASU 2019-08, awards issued to customers are measured and classified following the guidance in Topic 718 while the presentation of the fair value of the award is determined following the guidance in ASC 606. ASU 2019-08 is effective in fiscal years beginning after December 15, 2019. The adoption of this standard on January 1, 2020 did not have an impact on the financial statements as the Company does not grant awards to customers. See Note 8 for further details on the Company’s stock compensation plans.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses.” The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU is effective on January 1, 2020, and interim periods within 2020, and requires the modified retrospective approach. Based on the composition of the Company’s trade receivables and other financial assets, current market conditions, and historical credit loss activity, the adoption of this standard did not have a material impact on the Company’s financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”, which modifies the disclosure requirements on fair value measurements in ASC 820, Fair Value Measurement. After the adoption of this update, an entity will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; the policy for timing of transfers between levels; the valuation processes for Level 3 fair value measurements. ASU 2018-13 is effective for the Company’s annual period beginning January 1, 2020. The amendments on changes in unrealized gains and losses should be applied prospectively for only the most recent period presented in the initial fiscal year of adoption. All other amendments have been applied retrospectively to all periods presented on their effective date. Under this update, the Company’s financial statements include fewer disclosures about fair value measurements; however, this will not have a material impact on the Company’s financial statements.

2. Going Concern

The Company has a history of operating losses as it has developed its human organoids for drug toxicity and efficacy testing. Through September 30, 2020, the Company’s operating activities have all been funded with proceeds from the sale of convertible notes and preferred stock securities. During the nine months ended September 30, 2020, the Company incurred a net loss of $6,296. As of September 30, 2020, the Company’s accumulated deficit was $35,600. Cash used in operating activities for the period ended September 30, 2020 was $4,346. As of September 30, 2020, the Company had $1,955 of available cash to fund ongoing operating activities.

The Company does not expect to be profitable or have positive cash flow during 2020 due to the cost associated with research and development activities and the change in the Company’s business model to a drug discovery company. The Company is planning to raise additional capital in 2020 and 2021 to fund human organoid disease model research and development as well as accelerate business development activities. The primary source of capital during 2020 is expected to be derived from the sale of Series B Preferred Stock (referred to herein as “Series B-2”, collectively with other Series B issuances, the “Series B Preferred”), convertible notes (“2020 Convertible Notes”), as well as a US Small Business Administration (“SBA”) Payroll Protection Program (“PPP”) Loan and an SBA Economic Injury Disaster Loan (“EIDL”). From January 1, 2020 through December 2, 2020, the Company raised capital through the sale of Series B-2 preferred stock, net of offering costs, of $1,250 and 2020 Convertible Notes of $4,548 as well as received $730 in a PPP loan and $67 of EIDL program funding including a $57 loan and a related $10 grant. The Company has determined that $649 of the PPP loan will be forgiven resulting in a repayment of $91, including the $10 EIDL grant, plus 1.0% interest over a two-year period commencing in November 2020. The $649 of PPL loan forgiveness was recorded as a reduction of operating costs in the first nine months of 2020.

As either a stand alone company or in connection with the proposed merger with Cancer Genetic, Inc. the Company expects it will require additional capital to fully implement the scope of its anticipated business operations, which raises substantial doubt about its ability to continue as a going concern. The Company will have to continue to rely on equity and debt financing. There can be no assurance that financing, whether debt or equity, will always be available to the Company in the amount required at any particular time or for any particular period or, if available, that it can be obtained on favorable terms. Accordingly, because of the foregoing circumstances there is substantial doubt about the Company’s ability to continue as a going concern within one year after December 2, 2020, the date of issuance of the September 30, 2020 financial statements.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

3. Inventory

The Company’s inventory as of September 30, 2020 and December 31, 2019 consisted of the following:

	As of September 30, 2020	As of December 31, 2019
Raw materials	$292	$241
Work in-process	90	131
Finished goods	8	-
Total inventory	$390	$372

4. Leases

On September 29, 2020, the Company signed a five-year extension of its Maple Grove, Minnesota facility lease. The amendment reduces the Company’s rent to $10 per month plus operating costs and extends the lease through July 31, 2027. The monthly rentals are subject to a 2% annual rate increase. The Company recorded an increase to the ROU asset of $373 related to this lease amendment.

5. Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets include, among others, capitalized research and development costs, net operating loss carryforwards and research and development tax credit carryforwards. Deferred tax assets are partially offset by deferred tax credits arising from fixed assets and lease assets. Realization of net deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain based on the Company’s history of losses. Accordingly, the Company’s net deferred tax assets have been fully offset by a valuation allowance. Utilization of operating losses and credits may be subject to substantial annual limitation due to ownership change provisions of Section 382 of the Internal Revenue Code, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

On March 27, 2020, the President signed the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) into law. The CARES Act is a relief package that includes changes to the US tax code including but not limited to, (1) modifications to the calculation of interest deductibility in 2019 and 2020; (2) changes to rules related to the uses and limitations of net operating loss carryforwards created in 2018-2020 and (3) technical corrections for qualified improvement property. The CARES Act did not have a material impact on the Company’s Condensed Statements of Operations for the nine months ended September 30, 2020.

6. Debt

Long-term debt as of September 30, 2020, and December 31, 2019, consists of the following:

	As of September 30, 2020	As of December 31, 2019
Department of Employment and Economic Development loan	$83	$83
Payroll Protection Plan loan	91	-
Economic Injury Disaster Loan	57	-
8% 2020 Convertible Notes, $7,206 face amount, due July 2022	7,206	-
Total long-term debt before debt issuance costs and debt discount	7,437	83
Less: current portion of long-term debt	(42)	-
Less: debt issuance costs	(11)	-
Less: debt discount (net of accretion of $116 and $0, respectively)	(1,005)	-
Total long-term debt	$6,379	$83

Principal repayments due on the long-term debt for the remainder of 2020 and over the next five years are as follows:

Years ending	Amount
December 31, 2020	$8
December 31, 2021	47
December 31, 2022	7,325
December 31, 2023	1
December 31, 2024	1
December 31, 2025	1
Thereafter	54
Total	$7,437

Department of Employment and Economic Development (“DEED”) Loan

On March 10, 2015, the Company received an interest free loan from the Minnesota Department of Employment and Economic Development (“DEED”) under the State Small Business Credit Initiative Act of 2010. The funds were received under the Angel Loan Fund Program (“ALF”) which are provided to early stage small businesses for financial support through direct loans. The DEED approved the Company’s application and provided a principal amount not to exceed $88. Under the terms of the loan, the proceeds shall be used for a business purpose, including, but not limited to, start-up costs, working capital, business procurement, franchise fees, equipment, inventory and construction or renovation of place of business. The loan maturity date is seven years from the execution of the loan agreement, March 10, 2022. If during the seven-year loan term, the Company’s outstanding common stock ownership is transferred in one or more transactions to a single person or entity, the outstanding principal will be payable in full, as well as a 30% premium on the current principal sum of $83.

As of September 30, 2020, and December 31, 2019, the outstanding balance on this loan is $83, recorded within long-term notes payable in the balance sheets. The loan has an interest rate of 0.0% and may be prepaid in whole or in part at any time without penalty.

Payroll Protection Plan Loan

In April 2020, the Company applied for and received a $730 loan under the Payroll Protection Plan (“PPP”) as part of the Coronavirus Aid, Relief, and Economic Security Act’s (“CARES Act”). Under the PPP, the Company was able to receive funds for two and a half months of payroll, rent, utilities, and interest cost. The Company has determined that $649 of the PPP loan will be forgiven resulting in a repayment of $91, including the $10 EIDL grant, plus 1.0% interest over a two-year period commencing in November 2020. The $649 of PPL loan forgiveness was recorded as a reduction of operating costs as follows: $192 of manufacturing and quality expenses primarily included in cost of goods sold - products, $180 of selling, general and administrative expenses and $277 of research and development expenses.

Economic Injury Disaster Loan

The Company applied for and received a $57 Economic Injury Disaster Loan (“EIDL”) loan and a $10 grant from the Small Business Administration in connection with the COVID-19 impact on the Company’s business. This loan bears interest at 3.75% is repayable in monthly installments starting in June 2021 with a final balance due on June 21, 2050.

2020 Convertible Notes

On May 4, 2020, the Company launched a $5,000 convertible note offering (“2020 Convertible Notes”) which may be increased by up to $2,000 upon approval by the Board of Directors of the Company in response to investor demand, plus up to $3,891 of notes in exchange for the cancellation of shares of the Company’s Series B shares issued by the Company on or after September 27, 2019 (referred to herein as “B-2 Shares”). The 2020 Convertible Notes bear interest at 8% and are due on July 31, 2022. The 2020 Convertible Notes are initially convertible into Common stock at a discount of 15% to the per share price of the next $2,000 in an equity financing round or upon a merger or acquisition. This discount increases to 20% if a note is outstanding for more than six months and 25% if a note is outstanding for more than 12 months. In connection with this note offer, the Series B-2 shareholders may use their Series B-2 shares as consideration to acquire the 2020 Convertible Notes. As of September 30, 2020, the Company has $7,206 of 2020 Convertible Notes outstanding which includes $2,593 of notes issued to Series B-2 shareholders in exchange for all their Series B-2 shares. The Company determined that the 2020 Convertible Notes should be classified as non-current liabilities as of September 30, 2020.

The 2020 Convertible Notes and accrued and unpaid interest thereunder will convert as follows:

(1) Into the next round of equity securities sold by the Company in a financing providing gross proceeds of at least $2 million to the Company (excluding conversion of the 2020 Convertible Notes and any other convertible securities) (a “Qualified Financing”); or

(2) Into the Company’s common stock (the “Common Stock”): a) Immediately prior to (I) a reverse merger with a publicly listed company or (II) the closing of an initial public offering, or b) Subject the redemption rights, an acquisition of the Company, a sale of all or substantially all of the Company’s assets and business, a transaction or series of transactions that results in the exclusive licensing of all or substantially all of the Company’s intellectual property, or a liquidation or winding up of the Company or its assets (each, a “Corporate Transaction”)

In all instances, the conversion price of the 2020 Convertible Notes will be the lesser of:

(1) the applicable percentage (the “Applicable Percentage”) below multiplied by the price per share in the Qualified Financing or the then-fair market value per share of Common Stock, as applicable, if the relevant conversion event occurs: a) 0 – 6 months after the Issue Date: 85%; b) greater than 6 months and less than or equal to 12 months after the Issue Date: 80%; or c) greater than 12 months after the Issue Date and before the Maturity Date: 75%; and

(2) a per share price reflecting a pre-money, fully-diluted Company valuation of $57,000, assuming conversion or exercise of all outstanding securities convertible or exercisable for equity securities (other than the 2020 Convertible Notes or any other convertible promissory notes issued after the date hereof) of the Company and the exercise of all outstanding options and warrants to purchase equity securities of the Company, calculated as of immediately prior to the first closing of the Qualified Financing or the event causing conversion into Common Stock, as applicable.

7. Stockholders’ Equity

Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

Preferred Stock

As of September 30, 2020, and December 31, 2019, the Company had 4,612 and 4,612 shares of Series A Preferred Stock (the “Series A Preferred”) issued and outstanding, respectively. Additionally, as of September 30, 2020, and December 31, 2019, the Company had 3,504 and 3,735 shares of Series B Preferred Stock (the “Series B”) issued and outstanding, respectively (collectively the “Preferred Stock”). The Company has classified the Preferred Stock as temporary equity in the Balance Sheets as the Preferred Shareholders control a Deemed Liquidation Event, as defined below, under the terms of the Series A and Series B Preferred Stock as described below.

During the first nine months of 2020, the Company sold 236 shares of Series B Preferred stock for net proceeds of $1,250. During this same period, owners of 472 shares of Series B Preferred Stock used their shares as consideration to acquire the 2020 Convertible Notes.

In the nine-month period ended September 30, 2019 the Company received proceeds of $207 from the Series B financing that were classified as restricted cash as of September 30, 2019 as the Company received cash from investors prior to the finance rounds first closing.

Dividends

The Preferred Stock receive non-cumulative dividends at a rate per annum equal to 8% of the applicable original issue price, if and when declared by the Company’s Board of Directors. The Preferred Stockholders receive dividends prior to and in preference to any dividends on Common Stockholders. No dividends on the Preferred Stock have been declared or paid as of September 30, 2020.

Liquidation

Holders of Preferred Stock shares are entitled to receive a liquidation preference prior to any distribution to holders of Common Stock. Upon the occurrence of a Deemed Liquidation Event, Preferred Stock will be redeemed by the Company in an amount equal to the greater of (a) the applicable original issue price per share, plus any declared but unpaid dividends, or (b) the amount a holder of a share of Preferred Stock would receive if the share of Preferred Stock converted to Common Stock immediately prior to the Deemed Liquidation Event. If the amount that would be received under clause (b) then the applicable share of Preferred Stock will be automatically converted into common stock immediately prior to the Deemed Liquidation Event.

Each of the Preferred Stock shares are conditionally puttable by the holders upon “Deemed Liquidation Events,” which includes a merger, consolidation, or a sale of substantially all of the Company’s assets. The Company determined that triggering events that could result in a deemed liquidation are not solely within the control of the Company. Therefore, the Preferred Stock is classified outside of permanent (i.e., temporary equity). The Preferred Stock is not being accreted to its liquidation preference, as it is not probable that the Preferred Stock will become redeemable as of September 30, 2020, and December 31, 2019. The Company continues to monitor circumstances that may cause the Preferred Stock to become probable of becoming redeemable. Subsequent adjustments to the carrying amounts to accrete up to the Preferred Stock redemption values will be made only when the shares become probable of becoming redeemable. The Preferred Stock is subject to standard protective provisions, none of which provide creditor rights.

Conversion

Preferred Stock is convertible at any time, at the option of the holder, into Common Stock at a conversion rate of 1 to 1 initially, subject to adjustments. The applicable conversion prices of each series of Preferred Stock as of September 30, 2020 are as follows:

Series Issued	Issuance Period	Issuance Price	Number Shares Issued	Total Proceeds Received	Conversion Price
Series A	January 2015 – September 2015	$1.070989	841	$901	$1.070989
Series A	February 2017	2.5540752	1,892	4,832	2.5540752
Series A	February 2017 – April 2017	3.192594	1,879	6,000	3.192594
Series B	August 2018	3.85808	1,317	5,081	3.85808
Series B	August 2018 - February 2019	4.8226	1,951	9,409	4.8226
Series B	September 2019 - March 2020	5.49	236	1,298	5.49

Additionally, all outstanding shares of the Preferred Stock shall automatically be converted into shares of underlying Common Stock upon (A) the Company’s sale of its Common Stock in an underwritten public offering with a price per share of Common Stock of the Corporation of three times the Applicable Stated Value Per Share of Series B Preferred Convertible Stock (the result of which is the “IPO Price”) and which results in gross cash proceeds to the Company of not less than $25,000, net of underwriting discounts and commissions (a “Qualified IPO”), or (B) upon the written consent of the holders of a majority of the Preferred Stock. The current IPO Price is $16.47 per share.

Voting Rights

The holders of Preferred Stock shall vote together as a single class (on an as-converted basis) on all matters. Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted.

Beneficial Conversion Features (“BCFs”)

The Company determined at each issuance date of Preferred Stock, which is also the commitment date of each issuance, that the conversion price of each Preferred Stock series was greater than the Common Stock fair value on that date and therefore, no BCF existed to recognize.

Furthermore, the Preferred Stock contains a weighted-average down-round protection provision that reduces the conversion price if the Company issues shares at less than the conversion price or for no consideration.

8. Stock-Based Compensation

In 2015, the Company adopted a stock compensation plan (the “Plan”) pursuant to which the Company’s board of directors may grant stock options or nonvested shares to officers, key employees, and non-employee consultants. The Plan was amended in 2017 to authorize 677 shares issuable. The Plan was subsequently amended in 2019 to authorize grants to purchase up to 1,177 shares. Stock options can be granted with an exercise price equal to or greater than the stock’s fair value at the date of grant. All awards have 10-year terms and vest based on terms defined in each individual grant agreement.

Because the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

The Company uses a simplified method to determine the expected term for the valuation of options that vest over time. This method effectively assumes that exercise occurs over the period from vesting until expiration, and therefore the expected term is the midpoint between the service period and the contractual term of the award. The simplified method is applicable to options with service conditions. For options granted to nonemployees, the contractual term is used for the valuation of the options.

As of September 30, 2020, there were 254 additional shares available for the Company to grant under the Plan. The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model. The weighted average assumptions for grants in the first nine months of 2020 and 2019 are provided in the following table.

	Nine months ended September 30,
	2020	2019
Valuation assumptions
Expected dividend yield	0.0%	0.0%
Expected volatility	77.9 – 88.3%	77.9 – 80.9%
Expected term (years)	4.8 – 10.0	5.0 – 6.1
Risk-free interest rate	0.24 – 0.91%	1.39 – 2.11%

Stock option activity during the periods indicated is as follows:

	Number of Options	Weighted average exercise price	Weighted average remaining contractual term
Balance as of December 31, 2019	509	$1.30	7.4
Granted	506	2.01
Exercised	(60)	2.00
Forfeited	(34)	2.00
Expired	(155)	1.04
Balance as of September 30, 2020	766	$1.77	7.8
Exercisable as of September 30, 2020	345	$1.22	6.9

	Number of Options	Weighted average exercise price	Weighted average remaining contractual term
Balance as of December 31, 2018	545	$1.13	8.0
Granted	141	1.94
Exercised	(12)	1.47
Forfeited	(53)	1.24
Expired	(60)	1.24
Balance as of September 30, 2019	561	$1.31	7.3

Of the options granted in the nine months ended September 30, 2020, 243 were performance-based options. Vesting of these performance-based options is contingent on the occurrence of certain milestones. As of September 30, 2020, none of the performance-based vesting criteria was satisfied and therefore no expense for these awards has been recorded.

The weighted average grant-date fair value of options granted during the first nine months of 2020 and 2019 was $1.38 and $1.30, respectively.

The Company recognized $170 and $189 of stock compensation expense related to employee stock options for the nine months ended September 30, 2020, and September 30, 2019, respectively, in the statements of operations. Additionally, the Company recognized $40 and $68, respectively, of expense for shares issued for services to nonemployees during the periods ended September 30, 2020 and 2019 in the statement of operations. As of September 30, 2020, there was $231 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.1 years. The total fair value of shares vested during the nine months ended September 30, 2020, and for the year ended December 31, 2019, was $210 and $47, respectively.

9. Loss Per Share

Basic loss per share is computed by dividing the net loss after tax attributable to common stockholders by the weighted average shares outstanding during the period. Diluted loss per share is computed by including potentially dilutive securities outstanding during the period in the calculation of weighted average shares outstanding. The Company did not have any dilutive securities during the periods presented; therefore, diluted loss per share is equal to basic loss per share.

Presented in the table below is a reconciliation of the numerator and denominator for the basic and diluted loss per share (“LPS”) calculations for the years ended December 31:

	Nine months ended September 30,
	2020	2019
Net loss after tax attributable to common stockholders	$(6,296)	(6,516)
Basic and diluted weighted average shares outstanding	2,476	2,405
Net loss per unit attributable to common stockholder, basic and diluted	$(2.54)	(2.71)

The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

	Nine months ended September 30,
	2020	2019
Series A Preferred Stock	4,612	4,612
Series B Preferred Stock	3,504	3,644
Series A Warrants	49	49
Series B Warrants	10	10
Stock Options	766	561
2020 Convertible Notes	2018	-
Total	10,959	8,876

10. Commitments and Contingencies

Minnesota Angel Tax Credit

During 2015 and 2016, the Company raised capital under the Minnesota Angel Tax Credit program, which provides a 25% State of Minnesota income tax credit to Company investors for each qualifying dollar of investment. Pursuant to this program, the Company is required to maintain certain employment-based metrics within the State of Minnesota. If the Company does not meet these employment metrics during the five-year period from the qualifying investor investment in the Company, it will be required to repay a portion of the tax credits received by its investors from the State of Minnesota. If the Company does not meet these employment metrics in 2020, the Company will be required to repay the State of Minnesota $93 of the Angel Tax Credits received by its investors. The Company has met the minimum employment metrics as of September 30, 2020 and for all prior years.

11. Fair Value Measurements

The Company’s 2020 Convertible Notes contain a share settled redemption feature that requires conversion at the lesser of specified discounts from qualified financing price per share or the fair value of the common stock at the time of conversion. The discount changes based on the passage of time between issuance of the convertible note and the conversion event. This feature is considered a derivative that requires bifurcation because it provide a specified premium to the holder of the note upon conversion. The Company measures the share-settlement derivative obligation at fair value based on significant inputs that are not observable in the market. This results in the liability classified as a Level 3 measurement within the fair value hierarchy. The Company has determined the likelihood of conversion event occurring to be 90% likely as of September 30, 2020 due to plans to merge with Cancer Genetics.

The following tables present changes in Level 3 fair value of the embedded compound derivative for the nine-month period ended September 30, 2020. There were no instruments requiring Level 3 fair values for the first nine months of 2019.

Embedded Derivative in 2020 Convertible Notes
Balance- beginning of year January 1, 2020	$-
Additions	1,120
Exercise or conversion	-
Measurement adjustments	220
Balance- as of September 30, 2020	$1,340

The carrying value of cash and cash equivalents, short-term and long-term debt approximates fair value given the short-term nature of current debt and that the Company continues to issue 2020 Convertible Notes with similar terms as the convertible debt outstanding at September 30, 2020.

12. Placement Agent Warrants

In connection with the issuance of the Series A Convertible Preferred and Series B Convertible Preferred, the Company issued warrants (the “Series A Warrants” and “Series B Warrants”, respectively, and collectively, the “Warrants”) as compensation to non-employee placement agents. The Series A Warrants and Series B Warrants were issued on April 28, 2017 and May 18, 2018, respectively. The Warrants allow the holder to purchase 49 shares of Series A Convertible Preferred and 10 shares of Series B Convertible Preferred, respectively, at any time prior to the expiration of the Warrants. The Company determined the Warrants should be classified as equity as they were issued as vested share-based payment compensation to nonemployees. The Warrants were recorded in equity at fair value upon issuance with no subsequent remeasurement.

13. Related Party Transactions

In January 2020, a Company officer advanced $25 to the Company. On August 12, 2020, to settle debt and accrued interest aggregating $26 owed to the Company officer, the executive used this amount to exercise an existing vested Company stock option and was issued 13 shares of common stock.

In June 2020, a Company officer and Board member advanced $55 to the Company. On July 10, 2020, the Company rolled over this matured loan into a new $55 loan. On August 12, 2020, principal and accrued interest owed to the officer and Board member were converted into the 2020 Convertible Notes at the same terms of other third-party investors.

In the first nine months of 2020, related parties including Board members, officers of the Company or their immediate family (“Related Parties”) converted $1,101, or 201 shares of Series B-2 Preferred Stock into the 2020 Convertible Notes as well as purchased with cash $232 of the 2020 Convertible Notes. Further, in the first nine-months of 2020 a sibling of a Company officer purchased 8 shares of Series B Preferred Stock for $44. In all instances the terms of these transactions were the same as third-party investors.

During 2020, three Company executives deferred a portion of their compensation pursuant to the terms of their employment agreements. To settle all deferred compensation amounts through July 31, 2020 aggregating $86, the Company issued 43 restricted common shares. Any compensation deferred by these three executives between August 1, 2020 and the closing date of the CGI merger, will be paid prior to such merger.

14. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through December 2, 2020, the date at which the financial statements were available to be issued.

Stock option grants

Since September 30, 2020, the Company has issued 81 common stock options with an exercise price of $2.01 per share. An aggregate of 45 options were granted to employees pursuant to employment agreements. These options vest over four years. An additional 36 options were issued to new Board members and vest daily over a one-year period.

2020 Convertible Note Issuances

Since September 30, 2020, the Company has issued $65 principal amount of 2020 Convertible Notes for cash as well as $80 in principal amount for the exchange of Series B-2 Preferred Shares for the 2020 Convertible Notes.

Contingencies

On November 10, 2020, a purported stockholder of the Cancer Genetics filed a complaint against the Company, Cancer Genetics, CGI Acquisition, Inc. and the directors of Cancer Genetics, Inc. in the District Court of Delaware, entitled, Jason Kauffman v. Cancer Genetics, Inc. et al.. The complaint alleges that Cancer Genetic’s Registration Statement on Form S-4, as filed with the SEC on October 16, 2020 (the “Registration Statement”), omitted to disclose certain material information allegedly necessary to make statements made in the Registration Statement not misleading and/or false, in violation of Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-9 promulgated thereunder. The complaint seeks injunctive relief enjoining the merger between the Company, CGI Acquisition, Inc. and Cancer Genetics, as well as costs, among other remedies.

The Company believes that the claim asserted in this lawsuit is without merit and intends to vigorously defend the Company against this claim, however, there can be no assurance that the defendants will prevail in such lawsuit. The Company is not able to estimate any possible loss from this litigation at this time. It is possible that additional lawsuits may be filed in connection with the proposed Merger with Cancer Genetics, Inc.